UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 30, 2023

TAUTACHROME, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Today, The Company announced management changes.

The Company has appointed Timothy A. Holly as its new Chief Executive Officer. While still the Company’s Chairman, Mr. Holly has succeeded David LaMountain. Outgoing CEO LaMountain will be leading the application of the Company’s imagery technologies to new products and services.

The Company has appointed Wendell McCain to the Board of Directors.

The Company has appointed Stephen K. Radford as the Chief Strategy Officer.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME, INC.

Date: May 30, 2023	By:	/s/ Timothy Holly
Timothy Holly
CEO

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